SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  x

Filed by a Party other than the Registrant  o

Check the appropriate box:

x     Preliminary Proxy Statement
o     Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
o     Definitive Proxy Statement
o     Definitive Additional Materials
o     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                        UNITED STATES FILTER CORPORATION
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

x     No fee required.
o     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:


o     Fee paid previously with preliminary materials.

o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously
            Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:

      (4)   Date Filed:

                                                           Preliminary Copy



[LOGO OF U.S. FILTER]



To U.S. Filter Stockholders:

     In the past,  the Company  conducted  stockholder  meetings in Boston,  Los
Angeles and Palm Desert in an effort to improve the stockholders' access to corporate management. This year, we will meet in San Diego, where we have significant stockholdings. You are cordially invited to attend the 1997 Annual Meeting of U.S. Filte significant stockholdings stockholders. We will meet on Thursday, August 14, 1997 at 9:00 a.m., Pacific Daylight Time, at the Inn at Rancho Santa Fe, 5951 Linea del Cielo, Rancho Santa Fe, California 92067.

    I urge you to vote your shares by proxy, even if you plan to attend the meeting. After you read this proxy statement, indicate on the proxy card the way you want to have your shares voted. Then date, sign and mail the proxy card in the postage-paid envelope that is provided.

    We hope to see you at the meeting.

                                        Sincerely,




                                        Richard J. Heckmann
                                        Chairman of the Board,
                                        Chief Executive Officer and
                                        President

July 7, 1997

                                                            Preliminary Copy


                        UNITED STATES FILTER CORPORATION
                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211





                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 14, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of United States Filter Corporation (the "Company") will be held at the Inn at Rancho Santa Fe, 5951 Linea del Cielo, Rancho Santa Fe, California 92067, on Thursday, August 14, 1997 at 9:00 a.m., Pacific Daylight Time, for the following purposes, as more fully described in the attached Proxy Statement:

         1.  To elect three directors, each for a term of three years;

         2. To approve the Company's 1991 Employee Stock Option Plan, as amended and restated;

         3. To increase the number of authorized shares of the Company's Common Stock from 150,000,000 to 300,000,000;

         4.  To  ratify  the   appointment   of  KPMG  Peat   Marwick  LLP  as
             independent certified public accountants for the Company; and

         5. To consider any other matters that may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on June 23, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours for a period of at least ten days prior to the Annual Meeting at the executive offices of the Company, 40-004 Cook Street, Palm Desert, California 92211.

    You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the meeting, however, please promptly complete, date, sign and return the enclosed proxy in the accompanying envelope. If you should decide to attend the Annual Meeting and vote your shares in person, you may revoke your proxy at that time.

                                        By Order of the Board of Directors



                                        Damian C. Georgino
                                        Secretary

July 7, 1997

                                                            Preliminary Copy

                        UNITED STATES FILTER CORPORATION
                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211

                     --------------------------------------


                                 PROXY STATEMENT
                                  July 7, 1997

                     ---------------------------------------


                    PROXY SOLICITATION AND VOTING INFORMATION

    The accompanying proxy is solicited by the Board of Directors of United States Filter Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, August 14, 1997 at the Inn at Rancho Santa Fe in San Diego, California at 9:00 a.m., Pacific Daylight Time and at any adjournment thereof. The proxies will be voted if properly signed, received by the Secretary of the Company prior to the close of voting at the Annual Meeting and not revoked. If no direction is given in the proxy, it will be voted "FOR" (i) the election of the directors nominated by the Board of Directors; (ii) the proposal to approve the Company's 1991 Employee Stock Option Plan, as amended and restated; (iii) the proposal to increase the number of authorized shares of the Company's Common Stock from 150,000,000 to 300,000,000 (the "Authorized Capital Amendment"); and (iv) the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment.

    A stockholder who has returned a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering a revised proxy, by voting by ballot at the Annual Meeting, or by delivering a written notice withdrawing the proxy to the Secretary of the Company. This notice may be mailed to the Secretary at the address set forth above or may be given to the judge of election at the Annual Meeting.

    This Proxy Statement, together with the accompanying proxy, is first being mailed to stockholders on or about July 7, 1997.

     Holders of record of Common Stock at the close of business on June 23, 1997 are entitled to vote at the Annual Meeting. On that date, 80,239,254 shares of Common Stock were outstanding. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

    Abstentions may be specified as to all proposals to be brought before the Annual Meeting, other than the election of directors. Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), brokers holding shares for customers have authority to vote on certain matters when they have not received instructions from the beneficial owners, and do not have such authority as to certain other matters (so-called "broker non-votes"). The NYSE has advised the Company that member firms of the NYSE may vote without specific instruction from beneficial owners on the election of directors and on each of the proposals to be brought before the Annual Meeting.

    Approval of the Authorized Capital Amendment will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock. Accordingly, both abstentions and broker non-votes would have the effect of a negative vote with respect to the Authorized Capital Amendment. Approval of the other proposals to be brought before the Annual Meeting (not including the election of directors) will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. As to those proposals, if a stockholder abstains from voting certain shares it will have the effect of a negative vote, but if a broker indicates that it does not have authority to vote certain shares, those shares will not be considered present and entitled to vote with respect to that proposal and therefore will have no effect on the outcome of the vote. With regard to the election of directors, votes may be cast in favor or withheld. The three persons receiving the highest number of favorable votes will be elected as directors of the Company.


                              ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of ten members, divided into three classes. The terms of office of the three classes of directors (Class I, Class II and Class III) end in successive years. The terms of the Class I directors expire this year and their successors are to be elected at the Annual Meeting for a three-year term expiring in 2000. The terms of the Class II and Class III directors do not expire until 1998 and 1999, respectively.

    The Board of Directors has nominated John L. Diederich, Nicholas C. Memmo and C. Howard Wilkins, Jr. for election as Class I directors. The accompanying proxy will be voted for the election of these nominees, unless authority to vote for one or more nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a director for any reason (which is not anticipated), the proxy will be voted for the election of any substitute nominee designated by the Board of Directors.

    All directors were previously elected by the Company's stockholders, except for Mr. Quayle and Mr. Memmo. Mr. Quayle was elected as a Class II director by the Board of Directors in February 1996 to fill a vacancy. Mr. Memmo has been nominated to stand for election as a director for the first time at the Annual Meeting to fill the seat currently held by Tim L. Traff. Mr. Traff is not standing for re-election at the Annual Meeting.

            CLASS I DIRECTORS--NOMINEES FOR TERMS TO EXPIRE IN 2000

JOHN L. DIEDERICH           Mr.      Diederich     was      Executive      Vice
  Age 60                    President--Chairman's  Counsel for Aluminum  Company
  Director since 1993       of  America  ("Alcoa")  from  August  1991  until
                            January 1997.  Prior to assuming that position,  he
  Member of the             had been  Group  Vice  President--Alcoa  Metals  and
  Compensation Committee    Chemicals  since 1986 and a Vice President of Alcoa
                            since 1982. Mr.  Diederich  received a B.S.  degree
                            in engineering  from the University of Illinois and
                            later  received an M.B.A.  from the  University  of
                            Southern  California  and an M.S.  degree  from the
                            Massachusetts   Institute   of   Technology.    Mr.
                            Diederich is a director of Continental  Mills, Inc.
                            and a trustee of Shadyside Hospital.

NICHOLAS C. MEMMO           Mr.   Memmo   was    appointed    Executive    Vice
  Age 35                    President-Process  Water of the  Company on July 1,
                            1995,  having  previously  served  as  Senior  Vice
                            President    and    General    Manager    of   U.S.
                            Filter/Ionpure  Inc.  since  March 7, 1994.  He had
                            previously  been  Senior  Vice   President-Sales  &
                            Marketing  since  December 8, 1992.  Mr.  Memmo was
                            employed  from  July  1984 to  September  1988 with
                            Hercules  Incorporated  ("Hercules"),  a  New  York
                            Stock  Exchange  specialty  chemical and  aerospace
                            company,  in  sales,   marketing  and  distribution
                            positions.  Mr. Memmo  received  a B.S.  degree  in
                            chemical   engineering   from  Drexel   University.
                            Between  his  employment   with  Hercules  and  the
                            Company, he completed an M.B.A. program at the John E. Anderson Graduate School of Management at
                            UCLA.

C. HOWARD WILKINS, JR.      Mr. Wilkins served as the United States  Ambassador
  Age 59                    to the  Netherlands  from June  1989 to July  1992.
  Director since 1992       Prior  to  being  Ambassador  and  thereafter,  Mr.
                            Wilkins has been  Chairman of the Board of Maverick
  Member of the             Restaurant  Corporation,  which  owns and  operates
  Compensation Committee    restaurants   under   franchise   agreements,   and
                            Maverick  Development  Corporation.   He  was  Vice
                            Chairman of Pizza Hut, Inc. until 1975. From 1981 to 1983 Mr. Wilkins served as a director of U.S.
                            Synthetic Fuels Corporation.

                CLASS II DIRECTORS--PRESENT TERM EXPIRES IN 1998

J. DANFORTH QUAYLE          Mr. Quayle was the  forty-fourth  Vice President of
  Age 50                    the United States.  In 1976, Mr. Quayle was elected
  Director since 1996       to  Congress  and  in  1980  to the  United  States
                            Senate,  being re-elected in 1986 and serving until
                            1989.   As   Vice   President,    he   headed   the
                            Competitiveness   and   Space   Councils   for  the
                            President.  Since  leaving  office in January 1993,
                            Mr. Quayle served as Chairman of Circle  Investors,
                            Inc. (a private financial services and insurance holding company), and BTC, Inc. (a private company through which he operates certain of his personal business interests). He is a director of Central
                            Newspapers,  Inc. and American Standard  Companies,
                            Inc. and is a member of the Board of Trustees of The Hudson Institute.

ARTHUR B. LAFFER            Dr.  Laffer has been  Chairman and Chief  Executive
  Age 56                    Officer of A.B.  Laffer,  V.A.  Canto & Associates,
  Director since 1991       an economic  research and  financial  firm (and its
                            predecessor,   A.B.   Laffer   Associates),   since
  Chairman of the Audit     founding the firm in 1979.  He is also  Chairman of
  Committee                 Calport Asset Management,  Inc., a money management
                            firm. Dr. Laffer has been Chief Executive Officer of
                            Laffer  Advisors,  Inc., a registered  broker-dealer
                            and  investment  advisor,  since  1981.  He was  the
                            Charles B. Thornton  Professor of Business Economics
                            at the University of Southern  California  from 1976
                            through 1984,  Distinguished University Professor at
                            Pepperdine University from October 1984 to September
                            1987,  and  was  a  member  of  President   Reagan's
                            economic policy advisory board. He is a director of Coinmach Laundry Corporation, Mastec, Inc., Nicholas
                            Applegate  Mutual and Growth Equity Funds and Casmyn
                            Inc.

ALFRED E. OSBORNE, JR.      Dr.  Osborne is Director of the Harold Price Center
  Age 52                    for    Entrepreneurial    Studies   and   Associate
  Director since 1991       Professor  of  Business  Economics  at the  John E.
                            Anderson  Graduate  School of  Management  at UCLA.
  Chairman of the           He has been on the UCLA faculty since 1972. He is a
  Compensation Committee    director of Greyhound Lines, Inc., Nordstrom, Inc.,
  and Member of the         SEDA  Specialty  Packaging Corporation and The Times
  Audit Committee           Mirror Company.

MICHAEL J. REARDON          Mr. Reardon was appointed  Executive Vice President
  Age 43                    of the  Company  in June  1995,  having  previously
  Director since 1990       served  as  Executive   Vice  President  and  Chief
                            Operating  Officer,  and prior to that as the Chief
  Member of the             Financial  Officer and  Secretary  of the  Company.
  Nominating Committee      From May 1995 to April 1996,  Mr. Reardon served as
                            President of Arrowhead  Industrial  Water,  Inc., a
                            subsidiary  of the  Company.  He  became  President
                            and General  Manager of Illinois  Water  Treatment,
                            Inc., a subsidiary  of the Company,  in March 1992.
                            From  1981 to  July  1990  he was  Chief  Financial
                            Officer of The C&C Organization,  a company engaged
                            in    restaurant    ownership,    management    and
                            construction. Mr. Reardon is a certified public accountant and was a senior auditor with Arthur
                            Andersen & Co. from 1978 to 1981. Mr. Reardon is a member of the management board of Treated Water
                            Outsourcing ("TWO"), a Nalco/U.S. Filter joint venture.

               CLASS III DIRECTORS--PRESENT TERM EXPIRES IN 1999

JAMES E. CLARK              Mr. Clark was President of Western  Operations  for
  Age 68                    Prudential   Insurance  from  1978  to  June  1990.
  Director since 1990       Since June  1990,  he has been a  consultant  and a
                            private  investor.  Mr.  Clark is also  Chairman of
  Member of the Audit       Asian-American  Communication  Company, Inc., and a
  Committee and the         director of Asian  American  Association,  Inc.,  a
  Compensation Committee    joint    venture   with   Sprint,    and   Durotest
                            Corporation.  He is  also  a  trustee  of  the  Yul
                            Brynner Foundation.

RICHARD J. HECKMANN         Mr.  Heckmann was elected  Chairman of the Board of
  Age 53                    Directors,  Chief  Executive  Officer and President
  Director and Chairman     of the Company on July 16, 1990.  Mr.  Heckmann was
  since 1990                a  Senior  Vice   President   at   Prudential-Bache
                            Securities  in  Rancho  Mirage,   California   from
  Chairman of the           January  1982 to August  1990.  He joined  the U.S.
  Nominating Committee      Small  Business  Administration  in 1977 and served
                            as   Associate   Administrator   for   Finance  and
                            Investment  from  1978 to 1979.  Prior  thereto  he
                            was  founder  and  Chairman  of the  Board of Tower
                            Scientific  Corporation,  a manufacturer  of custom
                            prosthetic  devices,   which  was  sold  to  Hexcel
                            Corporation  in 1977.  Mr.  Heckmann is a member of
                            the   management   board  of  TWO.  He  is  also  a
                            director of USA Waste Services, Inc. and K2, Inc.

ROBERT S. HILLAS            Mr.  Hillas has served as a  Managing  Director  of
  Age 48                    E.M. Warburg, Pincus & Co., LLC, or its predecessor,
  Director since 1996       since 1993. Previously,  Mr. Hillas was a partner of
                            DSV Management Ltd., a  venture  capital  investment
                            firm,   and    its    affiliated   venture   capital
                            partnerships. Mr. Hillas is currently a director  of
                            Advanced  Technology  Materials,  Inc.,   Transition
                            Systems,   Inc.,   Envirogen,    Inc.  and   several
                            privately-held companies. Mr. Hillas was previously associated with Warburg, Pincus from 1972 until he joined DSV Management Ltd. in 1981.


    MEETINGS AND COMMITTEES OF THE BOARD. During the fiscal year ended March 31, 1997 ("Fiscal 1997"), the Board of Directors met on six occasions. The Board has three standing committees, the Audit, Compensation and Nominating Committees. Each director attended all meetings of the Board and committees of the Board of which he was a member during Fiscal 1997.

    The Audit Committee reviews the performance of the Company's independent public accountants and makes recommendations to the Board concerning the selection of independent public accountants to audit the Company's financial statements. The Audit Committee also reviews the audit plans, audit results and findings of the internal auditors and the independent accountants, and reviews the Company's systems of internal control. Members of the Audit Committee meet with the Company's management and independent public accountants to discuss the adequacy of internal accounting controls and the financial accounting process. The Company's independent accountants have free access to the Audit Committee, without management's presence. The Audit Committee held one meeting in Fiscal 1997.

    The Compensation Committee reviews and determines the compensation of the Company's officers (including salary and bonus), authorizes or approves any contract for remuneration to be paid after termination of any officer's regular employment and performs specified functions under the Company's various compensation plans, including the 1991 Employee Stock Option Plan and the 1991 Directors Stock Option Plan (the "Directors Plan"). The Compensation Committee reviews, but is not required to approve, the participation of officers in the Company's other benefit programs for salaried employees. The Compensation Committee held two meetings and took action by written consent on two occasions in Fiscal 1997.

    The Nominating Committee reviews the performance of incumbent directors and the qualifications of nominees proposed for election to the Board and makes recommendations to the Board with respect to nominations for director. In recommending candidates for the Board of Directors, the Nominating Committee will seek individuals having experience in fields applicable to the Company's goals and functions. Stockholders who wish to suggest qualified candidates should write to the Secretary of the Company, stating the qualifications of such persons for consideration by the Nominating Committee. The Nominating Committee held one meeting in Fiscal 1997.

    COMPENSATION OF DIRECTORS. Directors receive no cash compensation for their services as directors, although they are reimbursed for out-of-pocket expenses incurred in attending meetings. Each director who is not an employee of the Company participates in the Directors Plan. The Directors Plan provides that directors of the Company who are neither officers nor employees of the Company or its subsidiaries are granted in April of each year options to purchase 12,000 shares of the Company's Common Stock at fair market value, as determined on the date of grant. During Fiscal 1997, options to purchase 18,000 shares of Common Stock (as adjusted to reflect the Company's 3-for-2 stock split effective July 15, 1996) were granted under the Directors Plan to each of the Company's non-employee directors on April 1, 1996, except Mr. Hillas, at an exercise price of $18.6666 per share (as adjusted to reflect the 3-for-2 stock split).

                               SECURITY OWNERSHIP

Management

    The following table sets forth the beneficial ownership of the Company's Common Stock as of June 23, 1997 by each director, nominee for director and the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares.

                                      Options                        Percent of
Name                                   Held(1)       Shares Owned     Class(2)
----------------------------------- -------------   --------------   -----------

Richard J. Heckmann................      461,649        689,057(3)      1.4%
Michael J. Reardon.................      196,881         37,386(4)        *
Tim L. Traff.......................       14,620        208,279           *
Nicholas C. Memmo..................      109,749          2,518(5)        *
Harry K. Hornish, Jr...............       42,111         30,200           *
Kevin L. Spence....................       95,749         10,000           *
James E. Clark.....................       66,000         72,000           *
John L. Diederich..................       66,000         11,250           *
Robert S. Hillas...................       12,000(6)   2,719,618(7)      3.4%
Arthur B. Laffer...................       66,000         52,875(8)        *
Alfred E. Osborne, Jr..............       66,000         63,025(9)        *
J. Danforth Quayle.................       39,000             0            *
C. Howard Wilkins, Jr..............       66,000         76,500           *
All Directors and Executive
Officers as a Group  (18 persons)..    1,319,759      3,972,708         6.5%

---------------------

1 Includes presently exercisable options and options exercisable within 60 days of June 20, 1997. All options, except for those held by Mr. Hornish, were granted pursuant to the Company's 1991 Employee Stock Option Plan or the Company's 1991 Directors Stock Option Plan. Mr. Hornish's options were issued in connection with the acquisition of The Utility Supply Group, Inc. ("USG") in exchange for outstanding options to purchase shares of Common Stock of USG.
2  An asterisk (*) indicates ownership of less than 1% of the Common Stock.
3 Includes 19,249 shares held by Mr. Heckmann's wife and by Mr. Heckmann as custodian for his children as to which Mr. Heckmann may be deemed to have indirect beneficial ownership.
4 Includes 2,700 shares held in a trust for the benefit of Mr. Reardon's father-in-law. As the trustee, Mr. Reardon has voting and investment power with respect to the shares held by the trust and may be deemed to have indirect beneficial ownership of them. Mr. Reardon disclaims beneficial ownership of such shares.
5 Includes 18 shares held by Mr. Memmo's wife as custodian for his minor children.
6 Beneficial ownership of such options is held by E.M. Warburg, Pincus & Co., LLC, pursuant to an agreement with Mr. Hillas dated April 10, 1997.

7 Constitutes shares owned by Warburg, Pincus Capital Company, L.P. ("Warburg"). The sole general partner of Warburg is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC ("EMW") manages Warburg. WP owns all of the outstanding stock of EMW and, as the sole general partner of Warburg, has a 20% interest in the profits of Warburg. Lionel I. Pincus is the managing partner of WP and may be deemed to control it. Mr. Hillas, a director of the Company, is a Managing Director of EMW and a general partner of WP. As such, Mr. Hillas may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Warburg. All of the shares indicated as owned by Mr. Hillas are owned directly by Warburg and are included herein because of Mr. Hillas' affiliation with Warburg. Mr. Hillas disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
8 Includes 48,000 shares held by A.B. Laffer, V.A. Canto & Associates, a company controlled by Mr. Laffer and 4,875 held by Mr. Laffer.

                                       6

9  Includes 8,500 shares held by Mr. Osborne's wife.

OTHER BENEFICIAL OWNERS

    Putnam Investments, Inc., One Post Office Square, Boston, Massachusetts, 02109, a parent holding company, reported to the United States Securities and Exchange Commission ("SEC") that it beneficially owned 5,314,613 shares, or approximately 7.6% of the Company's Common Stock as of December 31, 1996. Putnam Investments, Inc. reported shared voting power over 250,600 of these shares and shared power to dispose of all of these shares; Putnam Investment Management, Inc. reported shared power to dispose of 4,712,563 of these shares; and The Putnam Advisory Company, Inc. reported shared voting power over 250,600 of these shares and shared power to dispose of 602,050 of these shares.

    Pilgrim Baxter & Associates, Ltd., 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087, an investment advisor, reported to the SEC that it beneficially owned 3,692,250 shares, or approximately 5.3 % of the Company's Common Stock as of December 31, 1996. It reported shared voting power and sole power to dispose of all these shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, its executive officers and any persons beneficially holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the SEC and the NYSE. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. All of these filing requirements were satisfied, except that Messrs. Osborne and Memmo each reported one option exercise on the next form otherwise required to be filed under Section 16(a), instead of on a current report on Form 4 as now required by the SEC's rules. In making these statements, the Company has relied on copies of the reports that its officers and directors have filed with the SEC.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth compensation information for the three fiscal years ended March 31, 1997 for the Company's Chief Executive Officer and for the four other most highly compensated executive officers of the Company for Fiscal 1997 (the "Named Executive Officers").

                                                                      Long-Term
                                         Annual Compensation         Compensation
                                   -----------------------------   ---------------
                                                         Other       Securities
Name and Principal         Fiscal                        Annual       Underlying      All Other
Position                    Year    Salary    Bonus    Compensation   Options(1)    Compensation(2)
----------------------     -------- --------- -------- ------------- -------------  --------------

Richard J. Heckmann......    1997   450,000   300,000      --           187,499          3,320
   Chairman of the Board,    1996   414,731   150,000      --           150,000             --
   Chief Executive Officer   1995   300,000   150,000      --            60,000          5,551
   And President

Michael J. Reardon.......    1997   197,504    20,000      --            15,000          4,712
   Executive Vice            1996   184,631        --      --            15,000          4,714
   President                 1995   150,000    25,000      --            15,000          3,983

Harry K. Hornish, Jr.(3)..   1997   115,575   100,000      --             --(4)          3,538
   Executive Vice            1996     --        --         --             --              --
   President--               1995     --        --         --             --              --
   Distribution Group

Nicholas C. Memmo........    1997   199,154    37,500      --            15,000          4,923
   Executive Vice            1996   189,042    37,500      --            17,500          5,014
   President--Process        1995   135,000    20,000      --            22,500          4,389
   Water Group

Kevin L. Spence..........    1997   180,001    65,000      --            15,000          6,209
   Vice President and        1996   164,774    41,500      --            15,000          4,865
   Chief Financial           1995   145,000    20,000      --            15,000          4,453
   Officer
------------------------

1 Options granted pursuant to the Company's 1991 Employee Stock Option Plan to purchase shares of Common Stock. Option grants during Fiscal 1997 are described in greater detail below.
2 Represents  the Company's 50% matching  contribution  to the Company's  401(k)
Plan.
3 In connection with the acquisition of USG, Mr. Hornish became an employee of the Company on October 25, 1996 pursuant to an employment agreement with USG discussed herein.
4 Mr. Hornish received options to purchase 67,111 shares of Common Stock in exchange for outstanding options to purchase shares of Common Stock of USG in connection with the acquisition of USG by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

    The table below sets forth information with respect to stock options granted to the Named Executive Officers in Fiscal 1997 under the Company's 1991 Employee Stock Option Plan. The options listed below are included in the Summary Compensation Table above.


                                        % of Total
                         Number of       Options
                         Securities     Granted to                                   Potential Realizable Value at
                         Underlying     Employees     Exercise                          Assumed Rates of Stock
                           Options       in Fiscal     Price        Expiration             Price Appreciation
Name                      Granted(1)       Year        ($/Sh)          Date              for Option Term(2)
-----------------        ----------   -------------  -----------   -------------    ------------------------------
                                                                                          5%             10%
                                                                                   ---------------   --------------

Richard J.
Heckmann...............    75,000         9.9%         $19.5000     07/15/2006     $    919,758      $    2,330,848
                          112,499        14.9%          18.6666     04/01/2006        1,320,662           3,346,817
Michael J.
Reardon................    15,000        1.98%          19.5000     07/15/2006          183,952             466,170
Harry K.Hornish, Jr....      --(3)        --               --           --                --                  --
Hornish, Jr............
Nicholas C. Memmo......    15,000        1.98%          19.5000     07/15/2006          183,952             466,170
Kevin L. Spence........    15,000        1.98%          19.5000     07/15/2006          183,952             466,170
Increase in Value to
 All Stockholders(4)...                                                            $739,780,070      $1,874,747,943

--------------------

1 Options granted pursuant to the Company's 1991 Employee Stock Option Plan to purchase shares of Common Stock, except with respect to Mr. Hornish, who acquired his options in connection with the acquisition of USG in exchange for outstanding options to purchase shares of Common Stock of USG. The exercise price may be paid in cash or in shares of the Company's Common Stock. Of the options granted to Messrs. Reardon, Memmo and Spence and 75,000 of the options granted to Mr. Heckmann, 25% are vested and the remaining options will vest in equal increments on July 15, 1997, 1998 and 1999. Of the remaining 112,499 options granted to Mr. Heckmann, 50% are vested and the remaining options will vest on April 1, 1998 and 1999. All options issued to Mr. Hornish are vested.
2 Calculated over a ten-year period representing the life of the options.
3 Stock options in respect of 67,111 shares of Common Stock, with an exercise price of $3.31 per share and an expiration date of May 31, 2004, were received by Mr. Hornish on October 25, 1996, in connection with the Company's acquisition of USG, in substitution for stock options to acquire Common Stock of USG held by Mr. Hornish on such date. Such exercise price was fixed in order to ensure that the substitute Company option was the economic equivalent of the USG option it replaced.
4 Represents the increase in value to all stockholders assuming the Company's Common Stock appreciates 5% or 10% in value per year, compounded over a ten-year period, equivalent to the life of the options granted to the Named Executive Officers. Calculated using a Common Stock price of $19.500, the closing price on July 15, 1996, on the NYSE, which is the exercise price of substantially all of the options granted in Fiscal 1997, and the total weighted average number of 60,324,000 shares of Common Stock outstanding in Fiscal 1997.

OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR END OPTION VALUE

    The table below sets forth information with respect to stock options exercised by the named Executive Officers in Fiscal 1997 and the number of unexercised options held by such persons on March 31, 1997 on a pre-tax basis:

                                                         Number of Securities
                            Shares                           Underlying               Value of Unexercised
                           Acquired                         Unexercised                In-the-Money Options
                         On Exercise       Value          Options at 3/31/97                 at 3/31/97
                        of Options(1)    Realized       Exercisable/Unexercisable   Exercisable/Unexercisable(2)
                       --------------  -------------  ---------------------------  -----------------------------
Richard J. Heckmann....     145,550     $4,244,943       336,025/275,622              $6,716,177/4,516,442
Michael J. Reardon.....          --             --      187,507/  28,123               4,435,954/  445,351
Harry K. Hornish, Jr...      25,000        744,187       42,111/       0               1,160,790/        0
Nicholas C. Memmo......       6,500        113,944       97,562/  32,813               1,994,475/ 540,201
Kevin L. Spence........      13,000         85,625       86,375/  28,123               1,773,474/ 445,351

--------------------------------------

1 Options granted pursuant to the Company's 1991 Employee Stock Option Plan to purchase shares of Common Stock, except with respect to Mr. Hornish, who acquired his options in connection with the acquisition of USG in exchange for outstanding options to purchase shares of Common Stock of USG.
2 The dollar value reported is based on the difference between the exercise price of the outstanding option and the closing price of the Company's Common Stock on the NYSE on March 31, 1997, $30.875 per share. The closing price of the Company's Common Stock on June 23, 1997 on the NYSE was $28.375 per share.

RETIREMENT PROGRAM

    Effective April 1, 1995, the Company established a non-qualified defined benefit pension plan for its senior executives, including Messrs. Heckmann, Reardon, Memmo and Spence. Under this plan (the "Retirement Program"), the executive becomes entitled to receive from the Company at age 60 an annual retirement income, payable for 15 years equal to 50% of the executive's final five year average compensation. Earnings covered by the Retirement Program include salaries and incentive compensation. Benefits accrue on a percentage basis over the number of years of service of the executive from his date of hire with the Company to the attainment of age 60. The benefit accrued vests commencing after five years of service, 50% at that time, and 10% each year thereafter. A reduced benefit is payable at age 55 and if the executive's employment with the Company terminates before age 55, a deferred benefit, to the extent vested, is payable at or after age 55 based upon the executive's accrued benefit prior to termination.

    The following are the benefits payable per year for 15 years under the Retirement Program for Messrs. Heckmann, Reardon, Memmo and Spence, assuming that their covered compensation increases at a rate of 5% annually and that their employment with the Company continues until age 60: Mr. Heckmann $502,536; Mr. Reardon $212,830; Mr. Memmo $322,510; and Mr. Spence $233,743.

    All benefits under the Retirement Program are payable out of the general assets of the Company. Any funding established by the Company to provide a source for the payment of Retirement Program benefits would remain subject to the general creditors of the Company.

EMPLOYMENT AND EXECUTIVE RETENTION AGREEMENTS

    The Company has entered into Executive Retention Agreements with each of the Named Executive Officers, other than Mr. Hornish. Each of those agreements (the "Retention Agreements") is identical, except as to the severance multiple described below. The Retention Agreements provide for the employment of the Named Executive Officers in their respective positions with the Company or as otherwise determined, provided the duties to be performed are those of a senior executive or manager of the Company. The Retention Agreements provide that under certain conditions, including if the executive's employment is terminated without cause, the executive has the right to receive from the Company an amount equal to, in the case of Messrs. Memmo and Spence, one times such individuals' annual salary, in the case of Mr. Heckmann, approximately three times his annual salary and, in the case of Mr. Reardon, two times his annual salary. Following a Change-In-Control of the Company, the Retention Agreements provide for certain benefits if, within one year of the Change-In-Control, the executive's employment is terminated without cause, or if certain other conditions of the executive's employment are altered. In any such event, the Named Executive Officers, other than Mr. Hornish, have the right to receive the same multiple of their annual salary above described, but including their latest incentive award or target incentive, if greater, and the Company is also obligated to maintain for one year for the executive the welfare and retirement plans available to the executive or to provide an equivalent. Under the Retention Agreements, and in general, a Change-In-Control of the Company is defined to occur if (i) any person or group acquires 50% or more of the Company's voting securities, (ii) during any two year period there is a change in a majority of the Board of Directors of the Company, (iii) there is a consolidation or merger of the Company or a transfer of substantially all of the Company's assets or (iv) a plan of complete liquidation of the Company is approved by the stockholders.

    Mr.  Hornish  entered  into a separate  employment  agreement  with USG (the
"Employment Agreement"), which provides for the payment of $250,000 in base salary per year for the period beginning October 25, 1996 and ending March 31, 1999. The Employment Agreement also provides for cash performance bonuses. For the period beginning October 25, 1996 and ending December 31, 1996, the Employment Agreement provided for a maximum bonus of $100,000 if USG attained the objectives upon which Mr. Hornish's bonus had been based in his former employment agreement with USG. For the period beginning January 1, 1997 and ending March 31, 1998 and the period beginning April 1, 1998 and ending March 31, 1999, the Employment Agreement provides for maximum bonuses of $125,000 and $100,000, respectively, as well as additional annual bonuses of up to 35% of Mr. Hornish's base salary. Pursuant to the Employment Agreement, such bonuses shall be awarded if specified performance objectives are met. Mr. Hornish is eligible to participate in the Company's 1991 Employee Stock Option Plan.

CERTAIN TRANSACTIONS

    The Company, through a wholly-owned subsidiary, paid to Larson Companies $123,164 during the fiscal year ended March 31, 1997, in connection with certain vehicle leases. Larson Companies is owned by W.D. Larson, the father-in-law of Tim L. Traff, a current director of the Company. Mr. Traff received no direct benefit from such arrangement and such arrangement was based on arms-length transactions.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee is composed entirely of independent outside directors and is responsible for determining the compensation of the executive officers of the Company, presently comprising the Named Executive Officers and seven additional individuals. The Compensation Committee also administers the Company's 1991 Employee Stock Option Plan, the Retirement Program and, with Mr. Heckmann, the Company's Annual Incentive Compensation Plan.

    COMPENSATION POLICY AND PRACTICE. The Company's executive compensation policy is intended (i) to link compensation and stockholder value; (ii) to recognize and reward individuals for their contributions and commitment to the growth and profitability of the Company; and (iii) to secure and retain the highest caliber of executives through competitive levels of total compensation. The Compensation Committee believes this policy is generally best accomplished by providing a competitive total compensation package, a significant portion of which is variable and related to established performance goals. The Company retained an independent consulting firm during fiscal 1996 to review the Company's executive compensation levels and programs and to provide input to the Compensation Committee. Based on this input, as well as other considerations deemed appropriate, the Compensation Committee believes that the compensation provided to the Company's executives is competitive within the industry.

    Section 162(m) of the United States Internal Revenue Code of 1986 (the "Code") limits deductibility of compensation in excess of $1.0 million paid to a company's chief executive officer and four other highest-paid executive officers unless such compensation qualifies as "performance-based." The Company will not be affected by this limitation for the 1997 tax year. The Compensation Committee intends to review this issue periodically to determine whether further changes to the Company's compensation policies and practices are advisable in order to preserve deductibility.

    Compensation of the Company's executive officers consists of the following elements: base salary, cash bonus payments under the Annual Incentive Compensation Plan and stock option awards under the 1991 Employee Stock Option Plans. Each of these elements is discussed below.

    BASE SALARY. In determining base salary for the Company's executive officers, the Compensation Committee assesses the relative contribution of each executive to the Company, the background and skills of each individual and the particular opportunities and problems which the individual confronts in his position with the Company. These factors are then assessed in the context of competitive market factors, including competitive opportunities with other companies.

    In making changes in base salary for existing executive officers, other than Mr. Heckmann, the Compensation Committee considers the recommendations of Mr. Heckmann based on his personal evaluation of individual performance for the prior year including attainment of personal objectives and goals, attainment of Company performance goals, the Company's salary structure, competitive salary data and the prior year's national percentage increase in the cost of living.

    ANNUAL CASH INCENTIVE. Pursuant to an Annual Incentive Compensation Plan, key executives are eligible to earn incentive cash bonuses each year based on the Company's performance. For eligible operational executives, the maximum award level is 35% of base salary. For Mr. Heckmann, the maximum award level has been at the discretion of the Compensation Committee. For eligible staff executives, the maximum award level is 25% of base salary.

    Of the 35% maximum award level for operational executives, up to 8% may be earned if the Company exceeds its profit plan; an additional 8% is earned if the businesses supervised by the executive achieve their profit plan; an additional 10% is earned if the businesses supervised by the executive exceed their profit plan; and an additional 9% may be earned based on a subjective assessment of the executive's performance. Of the 25% maximum award level for staff executives, 8% is earned if the Company achieves its pre-established profit plan for the fiscal year; up to an additional 8% may be earned if the Company exceeds its profit plan; and an additional 9% may be earned based on a subjective assessment of the executive's performance. With respect to the subjective portion of the award, Mr. Heckmann assesses the performance of each of the other executives or employees. Mr. Hornish's bonus was paid pursuant to his Employment Agreement. Information with respect to the cash bonuses paid to the Named Executive Officers in Fiscal 1997 is provided in the Summary Compensation Table above.

    STOCK OPTIONS. The grant of stock options under the Company's 1991 Employee Stock Option Plan is intended to provide long-term performance-based compensation to officers and key employees of the Company. Options are granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant, generally vest over a period of three years, and expire after ten years. Options only have value to the recipient if the price of the Company's stock appreciates after the options are granted. The Company believes that not less than 10% of the Company's outstanding equity securities should be available for employee stock options and its policy of option grants by the Compensation Committee has reflected and can be expected to continue to reflect this belief.

CHIEF EXECUTIVE OFFICER

    In determining Mr. Heckmann's compensation for Fiscal 1997, the Compensation Committee focused upon the policies described above. The increases in Mr. Heckmann's salary and in the number of options granted to him as compared to the fiscal year ended March 31, 1996 ("Fiscal 1996") reflect the overall performance of the Company for Fiscal 1997 under Mr. Heckmann's strategic direction, his significant involvement in and responsibility for the overall operations of the Company and his direct involvement in numerous acquisitions made by the Company during the year. For Fiscal 1997, Mr. Heckmann received a bonus under the Annual Incentive Compensation Plan equal to 67% of his base salary of $450,000 as a combined result of the Company's exceeding its profit plan and the Compensation Committee's assessment of Mr. Heckmann's role in that success. The Compensation Committee believes that Mr. Heckmann's compensation level is warranted by his roles in both the strategic and operational aspects of the Company's business, the value he brings to the Company in the identification and realization of acquisition opportunities and the success of the Company both in its business and in the financial markets.

                                        Alfred E. Osborne, Jr., Chairman
                                        James E. Clark
                                        John L. Diederich
                                        C. Howard Wilkins, Jr.


COMPARATIVE STOCK PERFORMANCE

    The chart below sets forth line graphs comparing the performance of the Company's Common Stock as compared with the NYSE Composite Stock Index and two "peer group" indices for the five-year period commencing March 31, 1992 and ending March 31, 1997. The first peer group index consists of the Common Stock of Air & Water Technologies Corporation, Calgon Carbon Corporation, Ionics, Incorporated, Osmonics, Inc. and Wheelabrator Technologies Inc. ("WTI"). The second peer group index is identical to the one used in Fiscal 1996. WTI is included in both indices. The Company acquired WTI's Water Systems and Manufacturing Group on December 2, 1996, and its contract operations and privatization business on April 1, 1997. Accordingly, WTI will not be included in future peer group indices. The indices assume that the value of the investment in the Company's Common Stock and each index was $100 on March 31, 1992 and that dividends were reinvested.

                        [PERFORMANCE GRAPH APPEARS HERE]


                              3/31/92   3/31/93   3/31/94   3/31/95  3/29/96   3/31/97
                              --------- --------- --------- -------- --------- ---------

U.S. Filter Common Stock.....  $100.00   $130.72   $110.46  $121.56   $219.60   $363.20
NYSE Composite Stock Index...  $100.00   $111.72   $110.67  $121.41   $155.40   $178.52
Peer Group Index I(1)........  $100.00   $114.31   $102.26   $81.00   $ 97.83   $ 84.99
Peer Group Index II(2).......  $100.00   $120.38   $108.53   $87.40   $106.29   $ 92.36

----------------------

1 Peer Group Index I includes: Air & Water Technologies Corporation, Calgon Carbon Corporation, Ionics, Incorporated, Osmonics, Inc. and WTI.

2 Peer Group Index II includes: Calgon Carbon Corporation, Ionics, Incorporated, Osmonics, Inc. and WTI.

           PROPOSAL TO APPROVE THE 1991 EMPLOYEE STOCK OPTION PLAN,
                             AS AMENDED AND RESTATED

    Stockholders are being asked to approve the Company's 1991 Employee Stock Option Plan, as amended and restated by the Board of Directors on June 12, 1997 (the "Amended Employee Plan"). A vote in favor of the Amended Employee Plan will also be a vote in favor of all of the amendments to the 1991 Employee Stock Option Plan, which will, among other things, increase the amount of Common Stock that is authorized to be issued under the plan by 2,500,000 shares, allow optionees to tender in payment of the option exercise price only shares held by the optionee for at least six months, permit the tender of such shares without requiring actual delivery of the certificates for such shares, confirm that "cashless" exercises of options through a broker are permitted and provide for the full vesting of options granted on or after June 12, 1997 in the case of a disabled or retiring optionee whose years of age and continuous service total 65 or more.

    The Company believes that in order to attract, retain and motivate key employees it is desirable to offer to such employees stock options which provide an incentive tied to the Company's stock price performance. As the Company has grown over the past several years, in part through acquisitions that have involved the issuance of additional shares of Common Stock, the Company has believed it appropriate to increase the number of shares of Common Stock available for employee stock options. Accordingly, the Board of Directors on February 28, 1991 unanimously adopted the 1991 Employee Stock Option Plan under which plan, as thereafter amended by the Board and approved by the stockholders, and adjusted for the three-for-two stock split in July, 1996, a total of 4,631,250 shares of Common Stock were reserved for issuance. As of June 4, 1997, of the 4,631,250 shares reserved under the 1991 Employee Stock Option Plan, 1,435,806 options had been previously exercised and 3,147,541 options remained outstanding. The Company believes that it is desirable to increase the number of shares of Common Stock authorized under the 1991 Employee Stock Option Plan by an additional 2,500,000 shares and, accordingly, on June 12, 1997, the Board of Directors voted to amend the 1991 Employee Stock Option Plan to increase the number of shares authorized for issuance under the plan from 4,631,250 shares to 7,131,250 shares.

    GENERAL  PROVISIONS.  The  Amended  Employee  Plan  is  administered  by the
Compensation Committee. The Committee selects the officers and other key employees of the Company and its subsidiaries (whether or not members of the Board) to whom options may be granted, determines the size of grants and the terms and conditions of options, and determines the meaning and application of the provisions of the Amended Employee Plan and related option agreements. Members of the Committee are not eligible to receive grants under the Amended Employee Plan.

    Options granted under the Amended Employee Plan may be either "incentive stock options," that is, options which meet the requirements of Section 422 of the Code, or "nonqualified stock options," that is, options which do not meet such requirements. The aggregate fair market value (determined as of the date of grant) of the stock for which an optionee's incentive stock options will vest in any calendar year may not exceed $100,000. No optionee may be granted options with respect to more than 150,000 shares of Common Stock in one calendar year. No options may be granted under the Amended Employee Plan after February 27, 2001.

    The exercise price per share for each option granted under the Amended Employee Plan may not be less than the fair market value per share of the Company's Common Stock on the date of grant. For any option recipient who owns more than 10% of the Company's voting stock (a "Ten Percent Owner") at the time of grant, the exercise price must be at least 110% of fair market value. The Compensation Committee will set the terms and vesting schedule of each option, provided, however, that no term may exceed ten years from the date of grant, and the term of an incentive stock option granted to a Ten Percent Owner may not exceed five years.

    Payment upon exercise of an option may be made in cash or, with the consent of the Compensation Committee, in shares of Common Stock of the Company held by the optionee for at least six months, valued at their then-current fair market value, or by a combination of cash and such shares of Common Stock. If shares of Common Stock are used to pay the exercise price of an option, with the consent of the Compensation Committee, the optionee may utilize an attestation procedure that avoids the need for physical delivery of the certificates for the shares being tendered. "Cashless" exercises are also permitted where an irrevocable option exercise form is delivered together with irrevocable instructions to a broker-dealer to remit to the Company an appropriate portion of the proceeds from the sale or margin of the shares.

    Generally, options may be exercised only by the individual to whom the option is granted, and are not transferable or assignable, except that in the event of an optionee's death or legal disability, the optionee's heirs or legal representatives may exercise the options for a period not to exceed one year.

    TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Compensation Committee, options will cease to be exercisable upon termination of the optionee's service to the Company other than upon termination due to death, disability or retirement. Vested options will be exercisable within twelve months of death or disability and within three months of retirement. Options granted on or after June 12, 1997 become fully vested and exercisable if the optionee is disabled or retires and his or her total years of age and continuous service equal or exceed 65.

    CHANGE IN CONTROL. In the event the Company enters into an agreement to dispose of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, or other transaction, outstanding options will, with the approval of the Compensation Committee and the Board of
Directors, and conditioned upon consummation of such agreement, become immediately exercisable during the period beginning with the date of such agreement and ending on the date of disposal of the assets or capital stock. The Amended Employee Plan further provides that, in the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all outstanding options shall be fully exercisable for a period of 30 days prior to the date of such transaction unless such options are assumed by the continuing or surviving corporation. Unexercised options will terminate upon the effective date of such a transaction, unless they are assumed.

    TERMINATION AND AMENDMENT OF PLAN. The Board of Directors may terminate or amend the Amended Employee Plan without the approval of the Company's stockholders, but stockholder approval would be required in order to amend the plan to increase the total number of shares, to change the class of persons eligible to participate in the plan, to extend the maximum ten-year period or to permit an option exercise price to be fixed at less than 100% of the fair market value as of the date of grant.

    ANTIDILUTION PROVISIONS. The amount of shares reserved for issuance under the Amended Employee Plan and the terms of outstanding options shall be adjusted by the Compensation Committee in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, split-ups, consolidations, recapitalizations, reorganizations or like events.

    BENEFITS UNDER THE AMENDED EMPLOYEE PLAN. Presently, approximately 280 officers and key employees of the Company and its subsidiaries are eligible to participate in the Amended Employee Plan. However, the identity of future grantees and the size of any additional grants have not been determined. On June 23, 1997 the closing price of the Common Stock on the NYSE was $28.375 per share.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the principal federal income tax consequences of awards under the Amended Employee Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Options designated as incentive stock options are intended to fall within the provisions of Section 422 of the Code.

    An optionee recognizes no taxable income as the result of the grant or exercise of an incentive stock option. If stock acquired upon exercise of an option is held at least until (i) two years following the date of grant of the option and (ii) one year following the date of exercise, then any gain on subsequent sale of the stock will be taxed as a long-term capital gain. In that case, the Company will not be entitled to any deduction for federal income tax purposes. In general, if an optionee sells shares within two years after the date of grant or within one year after the date of exercise, the excess of the fair market value of the shares on the date of exercise over the option exercise price (not to exceed the gain realized on the sale) will be taxable as ordinary income at the time of sale. A gain in excess of that amount will be a long-term or short-term capital gain, depending on the length of time the stock was held. If the optionee sells the stock for less than the option exercise price, the loss will be a long-term or short-term capital loss and no income will be recognized. The amount of any ordinary income recognized by the optionee upon the disposition of the stock would be deductible by the Company for federal income tax purposes.

    An optionee generally recognizes no taxable income as the result of the grant of a nonqualified stock option. Upon exercise of such an option, the optionee normally recognizes ordinary income in the amount of the excess of the fair market value of the shares on the date of exercise over the option price. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired upon the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as short-term or long-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of exercise. The Company would be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option.

VOTE REQUIRED

    Approval of the Amended Employee Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDED EMPLOYEE PLAN AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" ADOPTION OF THE AMENDED EMPLOYEE PLAN.


          PROPOSAL TO INCREASE THE AUTHORIZED CAPITAL OF THE COMPANY

    The Board of Directors proposes to increase the Company's authorized share capital from 153,000,000 to 303,000,000 by amendment to the Company's Restated Certificate of Incorporation, as amended (the "Authorized Capital Amendment"). If the Authorized Capital Amendment is approved by the stockholders, the number of the Company's authorized shares of Common Stock would be increased from 150,000,000 shares to 300,000,000 shares. Specifically, if the Authorized Capital Amendment is approved, Article V, Section 1 of the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), will be amended and restated to read in its entirety as follows:

       "Section 1. AUTHORIZED STOCK. The Corporation shall be authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall have the authority to issue is three hundred three million (303,000,000) shares; the total number of authorized shares of Preferred Stock shall be three million (3,000,000) and each share shall have a par value of ten cents ($.10); and the total number of authorized shares of Common Stock shall be three hundred million (300,000,000) and each share shall have a par value of one cent ($.01)."

    As of June 2, 1997, there were issued and outstanding 80,171,546 shares of Common Stock. Of the unissued shares of Common Stock, 7,636,363 shares were reserved for issuance upon conversion of the Company's 6% Convertible Subordinated Notes due 2005, 9,113,924 shares were reserved for issuance upon conversion of the Company's 4 1/2% Convertible Subordinated Notes due 2001 and an aggregate of 7,068,750 shares were reserved for issuance pursuant to the Company's stock option plans for employees and directors. Consequently, the Company presently has reserved for issuance 23,819,037 shares of Common Stock and presently has available for issuance 56,352,509 shares of Common Stock and 3,000,000 shares of Preferred Stock.

PURPOSES AND REASONS FOR THE PROPOSED INCREASE IN AUTHORIZED CAPITAL

    If the Authorized Capital Amendment is approved, the increased number of authorized shares of Common Stock will be available for issuance from time to time, for such purposes and consideration, and on such terms, as the Board of Directors may approve, and no further vote of the stockholders of the Company will be required, except as provided under the Delaware General Corporation Law or the rules of the NYSE.

    An increase in authorized shares will enable the Company to meet possible contingencies and opportunities in which the issuance of shares of Common Stock in amounts greater than would otherwise remain available for issuance may be deemed advisable, such as in equity and convertible debt financings, acquisition transactions, stock dividends and distributions and employee benefit plans. By adopting the Authorized Capital Amendment at this time, consummation of issuances of any additional shares of Common Stock would be facilitated, because the delay and expense incident to the calling of a special meeting of the Company's stockholders, in cases where such a meeting would not otherwise be required, would be avoided. The timing of the actual issuance of additional shares of Common Stock, if any, will depend upon market conditions, the specific purpose for which the stock is to be issued, and other similar factors. Any additional issuance of Common Stock could have a dilutive effect on existing holders of Common Stock. The Company has issued a substantial number of shares in business acquisitions in the past and is frequently engaged in preliminary discussions with acquisition candidates. However, the Company currently has no plans for the issuance of any shares of Common Stock, except as described above, none of which are shares for which the Company is seeking authorization pursuant to the Authorized Capital Amendment.

    The terms of the additional shares of Common Stock for which authorization is sought will be identical with the terms of the shares of Common Stock currently authorized and outstanding, and approval of the Authorized Capital Amendment proposal will not affect the terms, or the rights of the holders, of such shares. The Common Stock has no cumulative voting, conversion, preemptive or subscription rights and is not redeemable. Laidlaw has certain rights to purchase voting capital stock of the Company or rights to acquire such stock ("Securities") in order to maintain its percentage share of the Company's voting power, except in the case of Securities issuable in the ordinary course under any employee or director stock benefit plan or in connection with a merger or other acquisition. In addition, if the Company proposes to issue Securities at a price less than the lower of (i) 15% below the current market price or (ii) the prevailing customary and reasonable price for such Securities, Laidlaw has the right to purchase on the same terms as the proposed issuance such number of the offered Securities as it shall specify.

POSSIBLE ANTI-TAKEOVER EFFECTS

    Although it did not form a basis for the Board's decision to adopt the Authorized Capital Amendment, the existence of additional authorized shares of Common Stock could have the effect of rendering more difficult or discouraging hostile takeover attempts. The Company is not aware of any existing or planned effort on the part of any person to acquire the Company by means of a merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company's management, nor is the Company aware of any person having made any offer to acquire the capital stock or substantially all of the assets of the Company.

    The Certificate of Incorporation and Restated Bylaws (the "Bylaws") of the Company and the Delaware General Corporation Law contain certain provisions that could also have an anti-takeover effect. The Certificate of Incorporation places certain restrictions on the voting rights of a "Related Person," defined therein as any person who directly or indirectly owns 5% or more of the outstanding voting stock of the Company. The founders and the original directors of the Company are excluded from the definition of "Related Persons," as are seven named individuals including Mr. Heckmann, the Chairman of the Board, Chief Executive Officer and President of the Company. These voting restrictions apply in two situations. First, the vote of a director who is also a Related Person is not counted in the vote of the Board of Directors to call a meeting of stockholders where that meeting will consider a proposal made by the Related Person director. Second, any amendments to the Certificate of Incorporation that relate to specified Articles therein (those dealing with corporate governance, limitation of director liability or amendments to the Certificate of Incorporation), in addition to being approved by the Board of Directors and a majority of the Company's outstanding voting stock, must also be approved by either (i) a majority of directors who are not Related Persons, or (ii) the holders of at least 80% of the Company's outstanding voting stock, provided that if the change was proposed by or on behalf of a Related Person, then approval by the holders of a majority of the outstanding voting stock not held by Related Persons is also required. In addition, any amendment to the Company's Bylaws must be approved by one of the methods specified in clauses (i) and (ii) in the preceding sentence.

    The Certificate of Incorporation provides that the Company is authorized to issue 3,000,000 shares of Preferred Stock. The Board of Directors is authorized to issue such shares without stockholder approval in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including voting rights.

    The Certificate of Incorporation and the Company's Bylaws provide that the Board of Directors shall fix the number of directors and that the Board shall be divided into three classes, each consisting of one-third of the total number of directors (or as nearly as may be possible). Stockholders may not take action by written consent. Meetings of stockholders may be called only by the Board of Directors (or by a majority of its members) Stockholder proposals, including director nominations, may be considered at a meeting only if written notice of that proposal is delivered to the Company from 30 to 60 days in advance of the meeting, or within ten days after notice of the meeting is first given to stockholders.

    Section 203 of the Delaware General Corporation Law ("Section 203") provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute (an
"Interested Stockholder"), but less than 85% of such shares, may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors has approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder. Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation that increase the proportionate interest of the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

VOTE REQUIRED

    Approval of the Authorized Capital Amendment will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock.


BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AUTHORIZED CAPITAL AMENDMENT AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" ADOPTION OF THE AUTHORIZED CAPITAL AMENDMENT PROPOSAL.


            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed KPMG Peat Marwick LLP as independent certified public accountants of the Company for the fiscal year ending March 31, 1998 and has further directed that the appointment be submitted for ratification by the stockholders at the Annual Meeting.

    KPMG Peat Marwick LLP is an internationally recognized firm of independent certified public accountants and has audited the Company's financial statements since fiscal 1992. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be available to make a statement, if he or she so desires, and to respond to appropriate questions.


                                  OTHER MATTERS

    The solicitation of proxies is made on behalf of the Board of Directors of the Company and the cost thereof will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of Common Stock held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by March 9, 1998. Any such proposals should be addressed to the Secretary of the Company, 40-004 Cook Street, Palm Desert, California 92211.

                                        By Order of the Board of Directors




                                        Damian C. Georgino
                                        Secretary

July 7, 1997

                                                               Preliminary Copy


                        UNITED STATES FILTER CORPORATION

                40-004 Cook Street, Palm Desert, California 92211

           Proxy for Annual Meeting of Stockholders on August 14, 1997

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Richard J. Heckmann and Damian C. Georgino, and each or either of them as proxies, each with power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated on the reverse side of this proxy card, all shares of the Common Stock, par value $.01 per share (the "Common Stock"), of United States Filter Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on August 14, 1997, commencing at 9:00 A.M., Pacific Daylight Time, at the Inn at Rancho Santa Fe, 5951 Linea del Cielo, Rancho Santa Fe, California 92067, or any adjournment or postponement thereof as follows on the reverse side of this proxy card.

                      PLEASE DATE AND SIGN ON REVERSE SIDE

[x] Please mark your votes as in this example

1.    The election of three directors, each for a term of three years;

FOR all nominees listed at right       Nominees:      John L. Diederich
(except as marked to the contrary                     Nicholas C. Memmo
below).                                               C. Howard Wilkins, Jr.

WITHHOLD AUTHORITY to vote for
all nominees listed at right.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through such nominee's name.)

2. The proposal to approve the Company's 1991 Employee Stock Option Plan, as amended and restated;

      FOR               AGAINST           ABSTAIN
      [    ]            [    ]            [    ]


3. The proposal to increase the number of authorized shares of the Company's Common Stock from 150,000,000 to 300,000,000;

      FOR               AGAINST           ABSTAIN
      [    ]            [    ]            [    ]


4. The proposal to ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company;

      FOR               AGAINST           ABSTAIN
      [    ]            [    ]            [    ]


In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

      FOR               AGAINST           ABSTAIN
      [    ]            [    ]            [    ]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 4.

SIGNATURE                        DATED                      , 1997
          -------------------           -------------------

SIGNATURE                        DATED                      , 1997
          -------------------           -------------------

Note: Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.

                                                                    APPENDIX A


                        UNITED STATES FILTER CORPORATION

                        1991 EMPLOYEE STOCK OPTION PLAN1

      1. PURPOSE. The United States Filter Corporation 1991 Employee Stock Option Plan (the "Plan") is hereby established to grant to officers, directors and key employees of United States Filter Corporation and its Subsidiaries (individually and collectively, the "Company") a favorable opportunity to acquire Common Stock of United States Filter Corporation (the "Stock"), and to create an incentive for such persons to remain in the employ of the Company and to contribute to its success.

      As used in the Plan, the term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute, and the terms "Parent" and "Subsidiary" shall have the meaning set forth in Sections 424(e) and (f) of the Code.

      2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall determine the meaning and application of the provisions of the Plan and all option agreements executed pursuant thereto, and its decisions shall be conclusive and binding upon all interested persons. The Committee may not grant an option to any member of the Committee. An option may be granted to a member of the Committee only by action of the Board of Directors of the Company. Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

            (a)  The persons to whom options to purchase Stock shall be granted;

            (b) The number of options to be granted to each person;

            (c) The price to be paid for the Stock upon the exercise of each option;

            (d) The period within which each option shall be exercised; and

            (e) The terms and conditions of each stock option agreement entered into between the Company and persons to whom the Company has granted an option.

     3. ELIGIBILITY. Officers, directors and key employees of the Company, as determined by the Committee, shall be eligible to receive grants of options under the Plan. No individual may be granted, in any calendar year, options under the Plan to purchase more than 150,000 shares of Common Stock.

      4. STOCK SUBJECT TO PLAN. There shall be reserved for issue upon the exercise of options granted under the Plan 7,131,250 shares of Common Stock or the number of shares of Stock, which, in accordance with the provisions of
Section 9 hereof, shall be substituted therefor. Such shares may be authorized but unissued shares or treasury shares. If an option granted under the Plan

-----------------------
1     As amended by the Board of Directors through June 12, 1997.

shall expire or terminate for any reason without having been exercised in full, unpurchased shares subject thereto shall again be available for the purposes of the Plan.

      5.    TERMS OF OPTIONS.

            (a) INCENTIVE STOCK OPTIONS. It is intended that options granted pursuant to this Section 5(a) qualify as incentive stock options as defined in
Section 422 of the Code. Incentive stock options shall be granted only to employees of the Company. Each stock option agreement evidencing an incentive stock option shall provide that the option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

                  (1) OPTION PRICE. The price to be paid for each share of Stock upon the exercise of each incentive stock option shall be determined by the Committee at the time the option is granted, but shall in no event be less than 100% of the fair market value of the shares on the date the option is granted, or not less than 110% of the fair market value of such shares on the date such option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiaries. As used in this Plan the term "date the option is granted" means the date on which the Committee authorizes the grant of an option hereunder or any later date specified by the Committee. Fair market value of the shares shall be (i) the mean of the high and low prices of shares of Stock sold on a national stock exchange on the date the option is granted (or if there was no sale on such date, the highest asked price for the Stock on such date), or (ii) if the Stock is not listed on any national stock exchange on the date the option is granted, the mean between the "bid" and "asked" prices of the Stock in the National Over-The-Counter Market on the date the option is granted, or (iii) if the Stock is not traded in any market, that price determined by the Committee to be fair market value, based upon such evidence as it may think necessary or desirable.

                  (2) PERIOD OF OPTION. The period or periods within which an option may be exercised shall be determined by the Committee at the time the option is granted, but in no event shall any option granted hereunder be exercised more than ten years from the date the option was granted, nor more than five years from the date the option was granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiaries.

                  (3) PAYMENT FOR STOCK. The option exercise price for each share of Stock purchased under an option shall be paid in full at the time of purchase. The Committee may provide that the option price be payable, at the election of the holder of the option and with the consent of the Committee, in whole or in part either in cash or by delivery in transferable form of shares of Stock which have been held by the Optionee for at least six months prior to the date of exercise or such shorter period as qualifies as the measurement period for "mature shares" under applicable generally accepted accounting rules. Such delivered shares of Stock shall be valued for such purpose at their fair market value on the date on which the option is exercised. In the discretion of the Committee, the delivery of shares of Stock in full or partial payment of the option exercise price may be accomplished without the actual delivery by the Optionee of stock certificates representing the delivered shares under a procedure whereby the Optionee attests in writing, on a form acceptable to the Committee, to ownership of the subject shares and the Company delivers to the Optionee certificates representing the net shares issuable upon such option exercise. Payment

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

may also be made, in the discretion of the Committee, by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price. No share of Stock shall be issued until full payment therefor has been made, and no employee shall have any rights as an owner of Stock until the date of issuance to him of the stock certificate evidencing such Stock.

                  (4) LIMITATION ON AMOUNT. Subject to the overall limitations of Section 4 hereof (relating to the aggregate shares subject to the Plan), the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Parent or Subsidiaries) shall not exceed $100,000.

            (b) NONQUALIFIED STOCK OPTIONS. Each nonqualified stock option granted under the Plan shall be evidenced by a stock option agreement between the person to whom such option is granted and the Company. Such stock option agreement shall provide that the option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

                  (1) OPTION EXERCISE PRICE. The exercise price to be paid for each share of Stock upon the exercise of an option shall be determined by the Committee at the time the option is granted, but shall in no event be less than 100% of the fair market value of the shares on the date the option is granted. As used in this Plan, the term "date the option is granted" means the date on which the Committee authorizes the grant of an option hereunder or any later date specified by the Committee. Fair market value of the shares shall be (i) the mean of the high and the low prices of shares of Stock sold on a national stock exchange on the date the option is granted (or if there was no sale on such date, the highest asked price for the Stock on such date), or (ii) if the Stock is not listed on a national stock exchange on the date the option is granted the mean between the "bid" and "asked" prices of the Stock in the National Over-The-Counter market on the date the option is granted, or (iii) if the Stock is not traded in any market, that price determined by the Committee to be fair market value, based upon such evidence as it may think necessary or desirable.

                  (2) PERIOD OF OPTION. The period or periods within which an option may be exercised shall be determined by the Committee at the time the option is granted, but shall in no event exceed ten years from the date the option is granted.

                  (3) PAYMENT FOR STOCK. The option exercise price for each share of Stock purchased under an option shall be paid in full at the time of purchase. The Committee may provide that the option price be payable, at the election of the holder of the option and with the consent of the Committee, in whole or in part either in cash or by delivery in transferable form of shares of Stock which have been held by the Optionee for at least six months prior to the date of exercise or such shorter period as qualifies as the measurement period for "mature shares" under applicable generally accepted accounting rules. Such delivered shares of Stock shall be valued for such purpose at their fair market value on the date on which the option is exercised. In the discretion of the Committee, the delivery of shares of Stock in full or partial payment of the option exercise price may be accomplished without the actual delivery by the Optionee of stock certificates representing the delivered shares under a procedure whereby the Optionee attests in writing, on a form acceptable to the Committee, to ownership of the subject shares and the Company delivers to the Optionee certificates representing the net shares issuable upon such option exercise. Payment may also be made, in the discretion of the Committee, by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price. No share of Stock shall be issued until full payment therefor has been made, and no employee shall have any rights as an owner of Stock until the date of issuance to him of the stock certificate evidencing such Stock.

      6. NONTRANSFERABILITY. The options granted pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by him and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

      7. TERMINATION OF EMPLOYMENT. Upon termination of the optionee's employment, except as the Committee shall otherwise authorize at the time of grant and any time thereafter, his rights to exercise options then held by him shall be only as follows:

            (a)  DEATH OR  DISABILITY.  Upon the  death  of any  person  holding options granted under this Plan, his options shall be exercisable, by the holder's representative or by the person entitled thereto under his will or the laws of intestate succession, only if and to the extent they are exercisable on the date of his death, and such options shall terminate twelve months after the date of his death (or such shorter period as the Committee may prescribe in his option agreement). Upon the disability of an optionee his options shall be exercisable only if and to the extent they are exercisable on the date of his disability, and such options shall terminate twelve months after the date of his disability (or such shorter period as the Committee may prescribe in his option agreement). Notwithstanding the foregoing, with respect to options granted on or after June 12, 1997 [date of Board approval of Plan amendments], if, upon the disability of an optionee, the optionee's age plus years of continuous service with the Company and its affiliates [and predecessors] (as combined and rounded to the nearest month) equal 65 or more, then all of his options shall be exercisable, whether or not they were exercisable on the date of such disability, for the exercise period stated above. However, in no event shall any option be exercised more than ten years from the date the option was granted. For purposes of this Section 7(a), an individual is disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

            (b) RETIREMENT. Upon the retirement of an officer, director or employee or the cessation of services provided by a nonemployee (either pursuant to a Company retirement plan, if any, or pursuant to the approval of the Committee) or if any officer, director, employee or non-employee optionee leaves the Company, a Parent or a Subsidiary, for any reason other than as set forth in
Section 7(a), 7(c) or 7(d) hereof, his options shall be exercisable only if and to the extent they are exercisable on the date of his retirement or cessation of services and such options shall terminate three months after the date of his retirement or cessation of services as the case may be (or such shorter period as the Committee may prescribe in his option agreement). The optionee's option shall terminate upon the expiration of such period unless the holder of the options dies prior thereto, in which event he shall be deemed to have died on the date of his retirement or cessation of services. Notwithstanding the foregoing, with respect to options granted on or after June 12, 1997 [date of Board approval of Plan amendments], if, upon the retirement of an optionee, the optionee's age plus years of continuous service with the Company and its affiliates [and predecessors] (as combined and rounded to the nearest month) equal 65 or more, then all of his options shall be exercisable, whether or not they were exercisable on the date of such retirement, for the exercise period stated above. However, in no event shall such options be exercised more than ten years from the date they are granted.

            (c) TRANSFER TO RELATED CORPORATION. In the event that an officer, director or employee leaves the employ of the Company to become an officer, director or employee of any Subsidiary, or an officer, director or employee ceases to serve as an officer or director or leaves the employ of a Subsidiary to become an officer, director or employee of the Company or another Subsidiary, such officer, director or employee shall be deemed to continue as an officer, director or employee for all purposes of this Plan.

            (d) OTHER TERMINATION. In the event an officer, director or employee ceases to serve as an officer or director or leaves the employ of the Company, a Parent or a Subsidiary, or a nonemployee ceases to provide services to the Company, of his own volition, or if his relationship with the Company, a Parent or a Subsidiary is terminated by the Company for cause, his options shall terminate at the earlier of the date his employment terminates or he ceases providing services to the Company, a Parent or a Subsidiary, or the date he receives written notice that his employment or rendering of services is or will be terminated.

      8. ACCELERATION UPON TERMINATION OR SALE OF COMPANY. The Committee may determine to accelerate the exercisability of any or all options after termination of employment. In the event the Parent or its stockholders enter into an agreement to dispose of all or substantially all of the assets or capital stock of the Parent by means of a sale, merger, consolidation, reorganization, liquidation or otherwise, an option granted under the Plan will, in the discretion of the Committee, if so authorized by the Board of Directors and conditioned upon consummation of such disposition of assets or stock, become immediately exercisable during the period commencing as of the date of the execution of such agreement and ending as of the earlier of the stated termination date of the option or the date on which the disposition of assets or stock contemplated by the agreement is consummated.

      9.    ADJUSTMENT OF SHARES.

            (a) In the event of changes in the outstanding Stock by reason of stock dividends, stock splits, reverse stock splits, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Committee), an appropriate adjustment shall be made by the Committee in the number of shares reserved under the Plan, in the number of shares set forth in
Section 4 hereof, and in the number of shares and the option price per share specified in any stock option agreement with respect to any unpurchased shares. The determination of the Committee as to what adjustments shall be made shall be conclusive. Adjustments for any options to purchase fractional shares shall also be determined by the Committee. The Committee shall give prompt notice to all optionees of any adjustment pursuant to this Section.

            (b) Section 9(a) above to the contrary notwithstanding, in the event of any merger, consolidation or other reorganization of United States Filter Corporation in which United States Filter Corporation is not the surviving or continuing corporation (as determined by the Committee) or in the event of the liquidation or dissolution of United States Filter Corporation, all options granted hereunder shall terminate on the effective date of the merger, consolidation, reorganization, liquidation, or dissolution unless the agreement with respect thereto provides for the assumption of such options by the continuing or surviving corporation. Any other provision of this Plan to the contrary notwithstanding, all outstanding options granted hereunder shall be fully exercisable for a period of 30 days prior to the effective date of any such merger, consolidation, reorganization, liquidation, or dissolution unless such options are assumed by the continuing or surviving corporation.

      10. SECURITIES LAW REQUIREMENTS. The Committee may require prospective optionees, as a condition of either the grant or the exercise of an option, to represent and establish to the satisfaction of the Committee that all shares of Stock acquired upon the exercise of such option will be acquired for investment and not for resale. The Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

      11. TAX WITHHOLDING. The Company may require an optionee to pay to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of an option granted hereunder.

      12. AMENDMENT. The Board of Directors may amend the Plan at any time, except that without shareholder approval:

            (a) The number of shares of Stock which may be reserved for issuance under the Plan shall not be increased except as provided in Section 9 hereof;

            (b) The option price per share of Stock may not be fixed at less than 100% of the fair market value of a share of Stock on the date the option was granted;

            (c) The maximum period of ten years during which the options may be exercised may not be extended;

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

            (d) The class of persons eligible to receive options under the Plan as set forth in Section 3 shall not be changed; and

            (e) This Section 12 may not be amended in a manner that limits or reduces the amendments which require shareholder approval.

      13. TERMINATION. The Plan shall terminate automatically on February 27, 2001. The Board of Directors may terminate the Plan at any earlier time. The termination of the Plan shall not affect the validity of any option agreement outstanding at the date of such termination, but no option shall be granted after such date.

      14. EFFECTIVE DATE. The Plan shall be effective upon its adoption by the Board of Directors of the Company. Options may be granted but not exercised prior to stockholder approval of the Plan. If any options are so granted and stockholder approval shall not have been obtained on or before February 27, 1992, such options shall terminate retroactively as of the date they were granted.

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